UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

Asia Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

     _        Nevada                                              000-51048                                      47-0855301

(State or Other Jurisdiction                  (Commission File Number)                      (IRS Employer

      of Incorporation)                                                                                          Identification No.)

119 Commercial Street, Suite 190-115, Bellingham WA                                        98225

                     (Address of Principal Executive Offices)                                            (Zip Code)

(360) 392-2841

Registrant’s telephone number, including area code

 (Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2011, the Board of Directors of Asia Properties, Inc. (the “Company”) appointed Gilbert Loke as its new Chief Financial Officer. Mr. Loke replaces Daniel S. Mckinney as Chief Financial Officer. Mr. Mckinney will continue to serve as the Company’s President, Chief Executive Officer and Director.

Mr. Loke holds the degree of MBA from Bulacan State Univerity, Philippines, and earned his professional accountancy qualifications from the Association of Chartered Certified Accountants, the Association of International Accountants and the Hong Kong Institute of Certified Public Accountants. He also earned other professional qualification from the Hong Kong Institute of Chartered Secretaries, the Institute of Chartered Secretaries & Administrators as Chartered Secretary, the Financial Planning Associate of Malaysia as a Certified Financial Planner and the Taxation Institute of Hong Kong as Certified Tax Adviser in Hong Kong.

Mr. Loke was trained and qualified with Hacker Young, Chartered Accountants, a large accounting firm based in London, England between 1980 and 1988. He then moved to Hong Kong to join the firm of Tse & Loke, Chartered Accountants and Certified Public Accountants in public practices. Subsequently, he was promoted as a partner in 1995. During his years in public practice, he gained extensive experience in auditing, accounting and Sarbanes-Oxley compliance which has prompted him to specialize in risk management and internal controls serving small to medium-sized companies assisting them to design, develop and deploy various risk and business controls systems. In May 1998, he joined City Cathy Holdings Limited, a Hong Kong company, as Chief Financial Officer. He was involved in a couple of acquisitions from Taiwanese venture and helped restructure the organization and generated more than 3 times its EBITDA prior to acquisition. In December 2007, Gilbert joined CPP Global LLC, an American Group, as a Finance Director up to the present time. The company, with its manufacturing plant in Kaiping, Guangzhou, China, employs about 550 workers, and specializes in the manufacturing of health and beauty care plastic products for customers of well-known brands from around the world. His role covers various management and financial aspects including the preparation of financial statements, under USA reporting formats, for reporting to the Head Office, developing various internal controls and information system such as SAP’s Business One Enterprise Resource Planning System  and IQMS  Real Time Intelligent Manufacturing System  preparing and planning budgets and capital expansion budgets.. He has traveled weekly between Hong Kong and China since 2004 and his exposures to China market and other China financial, tax, customs and excise as well as labor systems and regulations have provided him with extensive knowledge, experience and skills in dealing with various Chinese Governmental authorities.

Since January 2010, Gilbert has also been a Managing Director of Falcon Certified Public Accountants Limited, a firm registered with the Hong Kong Institute of Certified Public Accountants. The firm specializes in the business of Certified Public Accounts covering company formation in Hong Kong and China, accounting, auditing, tax consulting, business consulting, internal audit and controls.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        Asia Properties, Inc.

Dated: May 31, 2011                                       By:   /s/ Daniel S. Mckinney

                                                                              Daniel S. Mckinney

                                                                              President, Chief Executive Officer, Director